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                                                                  EXHIBIT 5.1

                                November 25, 1997


Radiant Systems, Inc.
1000 Alderman Drive
Alpharetta, Georgia 30202

                    RE:      Radiant Systems, Inc.
                             Registration Statement on Form S-8
                             100,000 Shares of no par value
                             Common Stock
                             Non-Management Directors' Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel for Radiant Systems, Inc. (the "Company") in connection with the registration of 100,000 shares of its no par value Common Stock (the "Shares") reserved to the Company's Non-Management Directors' Stock Option Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

         (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

         (4)      The Registration Statement, including all exhibits thereto.





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Board of Directors
Radiant Systems, Inc.
November 25, 1997
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         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Sincerely,

                                           SMITH, GAMBRELL & RUSSELL, LLP



                                           /s/  Robert T. Molinet
                                           -----------------------
                                           Robert T. Molinet